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                                                                   Exhibit 10(a)





                             CAMPBELL SOUP COMAPNY





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                      Campbell Soup Company 1984 Long-Term
                                 Incentive Plan





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                        As amended on November 17, 1994





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                               TABLE OF CONTENTS




Article                                                             Page
-------                                                             ----
I.          Purpose and Effective Date . . . . . . . . . . . . .      1

II.         Definitions  . . . . . . . . . . . . . . . . . . . .      1

III.        Administration . . . . . . . . . . . . . . . . . . .      3

IV.         Awards . . . . . . . . . . . . . . . . . . . . . . .      4

V.          Stock Options and Stock Appreciation
              Rights . . . . . . . . . . . . . . . . . . . . . .      4

VI.         Restricted Stock . . . . . . . . . . . . . . . . . .      8

VII.        Award of Performance Units . . . . . . . . . . . . .      8

VIII.       Deferral of Payments . . . . . . . . . . . . . . . .     10

IX.         Miscellaneous Provisions . . . . . . . . . . . . . .     13

X.          Change in Control of the Company . . . . . . . . . .     14

XI.         Unrestricted Campbell Stock Awards for
              Non-Employee Directors . . . . . . . . . . . . . .     18

XII.        Unrestricted Campbell Stock Awards for
              Key Employees  . . . . . . . . . . . . . . . . . .     19


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              CAMPBELL SOUP COMPANY 1984 LONG-TERM INCENTIVE PLAN
                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

            Section 1.1 Purpose. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Campbell Group and for the non-employee directors of the Company, thereby promoting the long-term growth and financial success of the Campbell Group by (i) attracting and retaining employees and directors of outstanding ability, (ii) strengthening the Campbell Group's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Key Employees and non-employee directors to acquire and maintain ownership of Campbell Stock,
(iv) motivating Key Employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation opportunities competitive with those of other major corporations.

            Section 1.2 Effective Date and Expiration of Plan. The Plan is subject to approval by a majority of the votes cast at the annual meeting of stockholders of the Company to be held on November 16, 1984, or at any adjournment thereof, by the holders of shares of Campbell Stock entitled to vote thereon, and, if so approved, shall be effective as of such date. Unless earlier terminated by the Board pursuant to Section 9.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

                                   ARTICLE II
                                  DEFINITIONS

            The following words and phrases, as used in the Plan, shall have these meanings:

            Section 2.1 "Award" means, individually or collectively, any Option, SAR, Restricted Stock Award, current Campbell Stock or Performance Unit Award.

            Section 2.2  "Board" means the Board of Directors of the Company.

            Section 2.3 "Campbell Group" means the Company and all of its Subsidiaries on and after the Effective Date.

            Section 2.4  "Campbell Stock" means Capital Stock of the Company.

            Section 2.5 "Capital and Income Retained in the Business" means capital and income, retained in the business of the Campbell Group as reported to the Company on a consolidated basis by its independent public accountants.

            Section 2.6 "Code" means the Internal Revenue Code of 1986, as amended.

            Section 2.7 "Committee" means those members, not to be less than three, of the Compensation Committee of the Board who, at the time of service on the Committee hereunder, are, and at all times within one year prior thereto shall have been, not eligible for selection as persons to whom Awards may be made or to whom Options may be granted pursuant to the Plan or any other plan of the Campbell Group, except for non-discretionary Awards pursuant to Article XI.

            Section 2.8 "Company" means Campbell Soup Company and its successors and assigns.

            Section 2.9 "Deferred Award Account" means an account established for a Participant under Section 8.1(a).





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            Section 2.10  "Effective Date" means the date on which the Plan is approved by the stockholders of the Company, as provided in Section 1.2.

            Section 2.11 "Fair Market Value" means, as of any specified date, an amount equal to the highest of the following:

                          (i) the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the specified date;

                          (ii) the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the market day preceding the specified date;

                          (iii) the five-day average mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape during the five market days immediately preceding the specified date.

            Section 2.12 "Fiscal Year" means the fiscal year of the Company, which is the 52- or 53-week period ending on the Sunday closest to July 31.

            Section 2.13 "Incentive Stock Option" means an option within the meaning of Section 422A of the Code.

            Section 2.14 "Income before Taxes on Income" means income before taxes on income of the Campbell Group as reported to the Company on a consolidated basis by its independent public accountants.

            Section 2.15 "Key Employee" means an employee of the Campbell Group who occupies a responsible executive, professional, or administrative position and who has the capacity to contribute to the success of the Campbell Group.

            Section 2.16 "Market Price" means the price of the closing sale (or last bid on a day when no sale occurs) of Campbell Stock on the New York Stock Exchange composite tape.

            Section 2.17 "Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

            Section 2.18 "Option" means both a Nonqualified Stock Option and an Incentive Stock option to purchase Campbell Stock.

            Section 2.19 "Option Price" means the price at which Campbell Stock may be purchased under an Option as provided in Section 5.4.

            Section 2.20 "Participant" means a Key Employee or a non-employee director to whom an Award has been made under the Plan.

            Section 2.21 "Performance Period" means a period of time over which a Participant's performance is measured under Section 7.2.

            Section 2.22 "Performance Unit" means the unit of measure determined under Article VII by which is expressed the value of a Performance Unit Award.

            Section 2.23  "Performance Unit Award" means an Award granted under
Article VII.

            Section 2.24 "Performance Unit Agreement" means an agreement entered into between a Participant and the Company under Section 7.8.





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            Section 2.25  "Personal Representative" means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

            Section 2.26 "Plan" means Campbell Soup Company 1984 Long-Term Incentive Plan.

            Section 2.27 "Restricted Stock" means Campbell Stock subject to the terms and conditions provided in Article VI.

            Section 2.28  "Restricted Stock Award" means an Award granted under
Article VI.

            Section 2.29 "Restriction Period" means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

            Section 2.30 "S & P Index" means the daily stock price index for industrial companies as published by Standard & Poor's Corporation.

            Section 2.31  "S & P Units" means cash measured by the S & P Index.

            Section 2.32  "SAR" means a stock appreciation right granted under
Section 5.8.

            Section 2.33 "Stock Option Agreement" means an agreement entered into between a Participant and the Company under Section 5.3.

            Section 2.34 "Subsidiary" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.


                                  ARTICLE III
                                 ADMINISTRATION

            Section 3.1 Committee to Administer. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

            A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.

            Section 3.2 Powers of Committee. (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, and the type of Award to be granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.

            (b) An Option, an SAR, a Restricted Stock Award, an unrestricted Campbell Stock Award, or a Performance Unit Award may be granted by the





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Committee to a Key Employee who is a Director of the Company only if approved by the Board. A Director shall not participate in a vote approving a grant to himself or herself of an Option, an SAR, a Restricted Stock Award, an unrestricted Campbell Stock Award, or a Performance Unit Award.

            (c) The Committee shall determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.


                                   ARTICLE IV
                                     AWARDS

            Section 4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, unrestricted Campbell Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee.

            Section 4.2 Eligibility For Awards. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Campbell Group, the value of his or her services to the Campbell Group, and such other factors deemed relevant by the Committee. Non-employee directors are eligible to receive non-discretionary Awards of current Campbell Stock pursuant to Article XI.

            Section 4.3 Shares Available Under the Plan. The Campbell Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, and Restricted Stock and unrestricted Campbell Stock Awards must be Campbell Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 9.2, no more than 12,000,000 shares of Campbell Stock shall be issuable upon exercise of Options, SARs, or pursuant to Performance Unit Awards, Restricted Stock or unrestricted Campbell Stock Awards granted under the Plan. Any shares of Campbell Stock subject to an Option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Shares subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan.

            Section 4.4 Limitation on Performance Unit Awards. For each fiscal year included in a Performance Period, the maximum aggregate dollar value of the Performance Units awarded to any Key Employee with respect to such Performance Period may not exceed 75% of his or her annual salary at the time such Performance Units are awarded.





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                                   ARTICLE V
                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

            Section 5.1 Award of Stock Options. The Committee may, from time to time, subject to Section 3.2(b) and other provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Key Employee. Awards of Incentive Stock Options and Nonqualified Stock Options may be separate and not in tandem.

            Section 5.2 Period of Option. (a) Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan shall be exercisable only after twelve months have elapsed from the date of grant.
After the twelve-month waiting period, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Stock Option Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

            (b) Except as provided in Section 5.6, an Option may not be exercised by a Participant unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an employee of the Campbell Group.

            Section 5.3 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

            Section 5.4 Option Price, Exercise and Payment. The Option Price of Campbell Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Campbell Stock at the date such Option is granted, as determined by the Committee.

            Options may be exercised from time to time by giving written notice to the Treasurer of the Company, specifying the number of shares to be purchased. No Option may be exercised for less than 40 shares unless the issue of a lesser number is enough to exhaust the Option. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or its equivalent, provided, however, that if the Committee, in its discretion, so provides in the related Stock Option Agreement, the Option Price may be paid in whole or in part through the transfer to the Company of shares of Campbell Stock previously acquired by the Participant, provided the shares so transferred have been held by the Participant for a period of more than one year and, further provided, that no Restricted Stock may be transferred as payment of the Option Price. In the event such Option Price is paid in whole or in part, with shares of Campbell Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the average of the high and low sales prices of Campbell Stock quoted on the New York Stock Exchange composite tape on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). Such shares must be delivered (along with the portion to be paid in cash) within five days after the date of exercise. If the Participant fails to pay the Option Price within such five-day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the exercise of the Option. The Company shall not issue or transfer Campbell Stock upon exercise of an Option until the Option Price is fully paid. If the related Stock Option Agreement so provides, the Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Campbell Stock to be delivered for





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the payment of such taxes on such terms and conditions as the Stock Option
Agreement specifies.

            Section 5.5 Limitations on Incentive Stock Options. (a)(1) For Incentive Stock Options granted prior to January 1, 1987, the aggregate Fair Market Value (determined as of the time such Option is granted) of Campbell Stock for which a Key Employee may be granted Incentive Stock Options in any calendar year (under all plans of the Company, its parent, and Subsidiaries which provide for the granting of Incentive Stock Options) shall not exceed $100,000, plus any unused limit carryover (as provided by Section 422A(c)(4) of the Code, prior to its amendment by Pub. L. No. 99-514) to such year. If $100,000 exceeds the aggregate Fair Market Value (determined as of the time the Option is granted) of the Campbell Stock for which a Key Employee is granted Incentive Stock Options in any calendar year (under all plans of the Company, its parent, and Subsidiaries which provide for the granting of Incentive Stock Options) one-half of such excess shall be an unused limit carryover to each of the three succeeding calendar years.

            (a)(2) For Incentive Stock Options granted after December 31, 1986, there is no annual dollar limit on the amount of Incentive Stock Options which may be granted to a Key Employee, but there is a $100,000 per Key Employee limit on the Fair Market Value of stock covered by such Options (determined at the time the Option is granted) that are exercisable by a Key Employee in any one calendar year.

            (b)(1) Each Incentive Stock Option granted prior to January 1, 1987, shall not be exercisable while there is outstanding any Incentive Stock Option that was previously granted to the Participant by the Company, its parent, or a Subsidiary (determined as of the time such Option was granted) or a predecessor of any of such corporations. An Incentive Stock Option shall be treated as outstanding for this purpose until it is deemed exercised in full or expires by reason of lapse of time.

            (b)(2) For Incentive Stock Options granted after December 31, 1986, the rules set forth in Section 5.5(b)(1) above, (pertaining to the requirement that Incentive Stock Options granted prior to January 1, 1987, be exercised in the order granted), are not applicable.

            (c) An Incentive Stock Option shall not be awarded to any Key Employee who, at the time of award, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary or parent of the Company.

            Section 5.6 Termination of Employment. (a) If the employment of a Participant with the Campbell Group is terminated for reasons other than (i) death, (ii) discharge for cause, (iii) retirement, or (iv) resignation, the Participant may exercise an Option at any time within three years after such termination, to the extent of the number of shares covered by such Option which were purchasable at the date of such termination; provided, however, that an Option shall be so exercisable only until the earlier of the expiration of such three-year period or the expiration date of such Option.

            (b) If the employment of a Participant with the Campbell Group is terminated for cause, any Options of such Participant shall expire and any rights thereunder shall terminate immediately. Any Option of a Participant whose service is terminated (i) by retirement may be exercised at any time within three years of such retirement, or (ii) by resignation may be exercised at any time within three months of such resignation to the extent that the number of shares covered by such Option were purchasable at the date of such resignation, except that an Option shall not be exercisable on any date beyond the expiration date of such Option.





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            (c)  Should a Participant die either while in the employ of the
Campbell Group or after termination of such employment (other than discharge for cause), the Option rights, except Incentive Stock Option Rights, of such deceased Participant may be exercised by his or her Personal Representative at any time within three years after the Participant's death to the extent of the number of shares covered by such Option which were exercisable at the date of such death, except that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

            If a Participant who was granted a Stock Option should die within 180 days of the expiration date of such Option, and if on the date of death the Participant was then entitled to exercise such Option, and if the Option expires without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Campbell Stock subject to the Option exceeds the Option Price.

            Section 5.7 Shareholder Rights and Privileges. A Participant shall have no rights as a stockholder with respect to any shares of Campbell Stock covered by an Option until the issuance of a stock certificate to the Participant representing such shares.

            Section 5.8 Award of SARs. (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Participant an SAR related to the Option.

            (b) The SAR shall represent the right to receive payment of an amount not greater than the spread, if any, by which the average of the high and low sales prices of Campbell Stock quoted on the New York Stock Exchange composite tape on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price.

            (c) SARs awarded under the Plan shall be evidenced by either the Stock Option Agreement or a separate agreement between the Company and the Participant.

            (d) An SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, except that the Committee may prescribe additional conditions and limitations on the exercise of any SAR. An SAR shall be transferable only when the related Option is transferable, and under the same conditions. The exercise of an SAR shall cancel the related Option. SARs may be exercised only when the value of a share of Campbell Stock subject to the related Option exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.8(b).

            (e) An SAR shall be exercisable only by written notice to the Treasurer of the Company and only to the extent that the related Option is exercisable. However, an SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Participant prior to the expiration of such six-month period.

            (f) All SARs shall automatically be exercised on the last trading day prior to the expiration of the related Option, so long as the value of a share of Campbell Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in Section 5.8(b).

            (g) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Campbell Stock, or partly in





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cash and partly in Campbell Stock.  The shares shall be valued in the manner specified in Section 5.8(b).

            (h) At any time when a Participant is, in the judgment of the Treasurer of the Company, subject with respect to Campbell Stock to Section 16 of the Securities Exchange Act of 1934:

                          (i) any election by such Participant to receive cash
            in whole or in part upon the exercise of such SAR, shall be made only during the period beginning on the third business day following the date of release by the Company for publication of any quarterly or annual summary statement of its sales and earnings and ending on the twelfth business day following such date of release, and

                          (ii) in the event the Committee has not determined
            the form in which such SAR will be paid (i.e., cash, shares of Campbell Stock, or any combination thereof), any election to exercise such right in whole or in part for cash shall be subject to the subsequent consent thereto, or disapproval thereof, by the Committee in its sole discretion.

            (i) Each SAR shall expire on a date determined by the Committee at the time of Award, or, if later, upon the termination of the related Option.

                                   ARTICLE VI
                                RESTRICTED STOCK

            Section 6.1 Award of Restricted Stock. (a) The Committee may make a Restricted Stock Award to any Participant, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

            (b) Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company, unless the Participant has elected to defer pursuant to Section 8.1.

            Section 6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

            Section 6.3 Other Terms and Conditions. Campbell Stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who receives the Restricted Stock Award, unless the Participant has elected to defer pursuant to
Section 8.1. Such certificate shall be deposited with the Company as provided in Section 6.1(b). The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Campbell Stock and all other shareholder's rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Campbell Stock during the Restriction Period, (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award.

            Section 6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form and





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containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. If the Restricted Stock Award Agreement so provides, the Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes on such terms and conditions as the Restricted Stock Award Agreement specifies.

            Section 6.5 Termination of Employment. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period.

            Section 6.6 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Campbell Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Campbell Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Restricted Stock Award Agreement.

                                  ARTICLE VII
                           AWARD OF PERFORMANCE UNITS

            Section 7.1 Award of Performance Units. The Committee may award Performance Units to any Participant. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

            Section 7.2 Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period over which the performance of the Participant shall be measured. There may be more than one Award in existence at any one time, and Performance Periods may differ.

            Section 7.3 Performance Measures. (a) Performance Units shall be awarded to a Participant contingent upon the future performance of the Company and/or of the Subsidiary, division, or department for which he or she is employed over the Performance Period, or contingent upon such other performance measures as the Committee may deem appropriate. The Committee shall establish the performance measures applicable to the Participant prior to the beginning of each Performance Period, but such performance measures may be subject to such later revisions to reflect significant unforeseen events or changes as the Committee shall deem appropriate.

            (b) At the time of each Performance Unit Award, the Committee shall establish target performance goals to be achieved with the Performance Period.

            Section 7.4 Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. The earned value of a Performance Unit will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of target performance. The value of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Campbell Stock.

            Section 7.5 Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

            Section 7.6 Payment. (a) Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance measures for such Performance Period, as determined by the Committee.

            (b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to
Section 8.1, except that Performance Units which are valued using Campbell Stock shall be paid in Campbell Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

            Section 7.7 Termination of Employment. (a) A Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Campbell Group at all times during the applicable Performance Period, except as may otherwise be determined by the Committee.

            (b) In the event that a Participant holding a Performance Unit ceases to be an employee of the Campbell Group following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Unit.

            Section 7.8 Performance Unit Agreements. Performance Unit Awards shall be evidenced by Performance Unit Agreements in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall determine.


                                  ARTICLE VIII
                              DEFERRAL OF PAYMENTS

            Section 8.1 Election to Defer. (a) Except with respect to Restricted Stock which is restricted only by a length of service condition, a Participant may elect, no later than June 30 of the Fiscal Year preceding the last Fiscal Year of any Performance Period, to defer until the termination of his or her employment with the Campbell Group by retirement or otherwise, all or a portion of any related earned Performance Units or Restricted Stock. With respect to Restricted Stock which is restricted only by a length of service condition, a participant may elect, no later than 180 days before the expiration of the length of service condition (or within such other time period as may be provided in a Restricted Stock Award Agreement), to defer for a set number of years (not less than two) or until the termination of his or her employment with the Campbell Group by retirement or otherwise, all or a portion of his or her related award. The value of the Performance Units or Restricted Stock so deferred shall be allocated to a Deferred Award Account established for the Participant. Participants who are subject to tax in a foreign country are not eligible to defer payment of Performance Units unless a deferral election has been approved for the Participant by the Treasurer of the Company.

            (b) A Participant's Deferred Award Account for the deferral of Performance Units shall be credited at the end of the Performance Period with Campbell Stock, cash, or S & P Units as the Participant shall have elected in writing at the time of his or her election under Section 8.1(a) above. A Participant who elects to defer Restricted Stock shall be credited at the time of election with Campbell Stock in the Participant's Deferred Award Account.

The Participant's Deferred Award Account shall be an unfunded bookkeeping account only.

            Section 8.2 Deferral Procedures and Measurement of Deferred Account. The Committee, or the Treasurer of the Company, if designated by the Committee, shall establish procedures and rules regarding the timing of deferred elections, the time period for deferral, the maximum number of annual installment payments, the measurement units for valuing Deferred Accounts, transfer of the balances in Deferred Accounts among measurement units, statements of Deferred Accounts, the time and manner of payment of Deferred Accounts, and other administrative items for Deferred Accounts.

            Section 8.3 Payment in the Event of Death. If the Participant dies (before or after his or her retirement), any portion of his or her Deferred Award Account then unpaid shall be paid to the beneficiaries named in the most recent beneficiary designation filed with the Treasurer of the Company or, in the absence of such designation, paid to, or as directed by, his or her Personal Representative, in such one or more installments as the Participant may have elected, in writing, coincident with the election made pursuant to
Section 8.1.

            Section 8.4 Financial Hardship. (a) In the event a Participant, before termination of his or her employment, experiences financial hardship, the Participant may request, and the Committee in its sole discretion may grant, a distribution in one lump sum of such portion of the amount credited to the Participant's Deferred Award Account as is required to relieve such financial hardship and is not reasonably available from the Participant's other resources. Such request shall be irrevocable and shall be made at least six months in advance of the distribution.

            (b) In the event a Participant, after termination of his or her employment, experiences financial hardship, the Participant may request, and the Committee in its sole discretion may grant, an acceleration of the Participant's elected number of installments under Section 8.3, to the extent necessary to relieve such financial hardship.

            (c) For purposes of this Section 8.4, a distribution will be on account of "financial hardship" if the distribution is necessary due to severe and unanticipated financial hardship caused by an event beyond the control of the Participant. The Committee, in its sole discretion, shall determine whether or not a Participant has experienced "financial hardship" within the meaning of this Section 8.4.

            Section 8.5 Conditions of Payment of Deferred Award Accounts. Prior to a Change in Control (as hereinafter defined), a Participant who is discharged for willful, deliberate or gross misconduct as determined by the Company shall, unless otherwise determined by the Committee in connection with the termination of his or her employment, lose any right to receive payment of his or her Deferred Award Account.

            No installment of a Deferred Award Account of a Participant whose service with the Campbell Group shall have terminated by retirement or otherwise shall be paid unless, from the time of termination until the time for such payment or until his or her death, whichever happens first, the Participant shall have continuously refrained from engaging in any business directly or indirectly competitive with the Campbell Group. If the Participant violates this condition, all rights in the unpaid portion of his or her Deferred Award Account shall be forfeited to the Company. The Committee may waive this condition, upon the written request of a Participant, if in its sole judgment the nonfulfillment of the condition will have no substantial adverse effect upon the Campbell Group. The request shall fully describe the proposed competitive activity, and the waiver shall be limited to the specific competitive activity so described.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

            Section 9.1 Nontransferability. Unless otherwise provided by the Committee, no option, SAR, share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this Section 9.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock.

            Section 9.2 Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Campbell Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods.

            Section 9.3 Amendment, Suspension, and Termination of Plan. (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend, subject to Section 11.6, the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval,
(i) except as provided in Section 9.2, increase the number of shares of Campbell Stock which may be issued under the Plan, (ii) modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, (iv) make any other change that would disqualify the Plan for purposes of the exemption provided by Rule 16b-3(c)(2) of the Securities and Exchange Commission, (v) reduce the Option Price below the Fair Market Value of Campbell Stock on the day the Option is awarded, (vi) permit the award of SARs other than in tandem with an Option,
(vii) permit the exercise of an SAR during the first six months of its term except as otherwise provided herein, (viii) permit the exercise of an Option or SAR without surrender of the related SAR or Option, or (ix) extend the termination date of the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

            (b) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Options. Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

            Section 9.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and
(iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated. This Section 9.4 shall not apply to current Campbell Stock Awards to non-employee directors which shall be uniform and non-discretionary in accordance with Article XI.

            Section 9.5 General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Campbell Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

            Section 9.6 No Right To Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

                                   ARTICLE X
                        CHANGE IN CONTROL OF THE COMPANY

            Section 10.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article X shall govern and supersede any inconsistent terms or provisions of the Plan.

            Section 10.2  Definitions.

            Change in Control. For purposes of the Plan "Change in Control" shall mean any of the following events: (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 10.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

            (b) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

            (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

            (d) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question.
For purposes of this Section, "Dorrance Family Stockholders" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

            Moreover, notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur and (ii) a Change in Control described in Section 10.2(a) with respect to any Participant shall not be deemed to occur by reason of the Participant's acquisition of Beneficial Ownership (including the acquisition of Beneficial Ownership by a group of which the Participant is a member) with respect to any transaction on which the Participant would rely on Rule 16b-3(e) promulgated under the Exchange Act.

            Cause. For purposes of the Plan the term, "Cause" shall mean the termination of a Participant's employment by reason of his or her (a) conviction of a felony or (b) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on the Employee's part, shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company.

            Section 10.3 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per share of Campbell Stock paid to holders of the shares of Campbell Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (b) the highest Fair Market Value of a share of Campbell Stock during the ninety
(90) day period ending on the date of a Change in Control.

            Section 10.4 Upon a Change in Control, (a) all Options and SARs outstanding on the date of such Change in Control (other than any Options or SARs granted to David W. Johnson) shall become immediately and fully exercisable and (b) any Participant who may be subject to liability under
Section 16(b) of Securities Exchange Act of 1934, as amended, (other than any Options or SARs granted to David W. Johnson) will be permitted to surrender for cancellation for a period of sixty (60) days commencing after the later of such Change in Control or the expiration of six months from the date of grant, any Option or SAR (or portion of an Option or SAR), other than an Incentive Stock Option granted prior to January 25, 1990, to the extent not yet exercised and the Participant will be entitled to receive a cash payment in an amount equal to the excess, if any, in respect of each Option or SAR surrendered, (1)(i) except as described in clause (ii) below, the greater of (x) the Fair Market Value, on the date preceding the date of surrender of the shares subject to the Option or SAR (or portion thereof) surrendered or (y) the Adjusted Fair Market Value of the Shares subject to the Option or SAR (or portion thereof) surrendered or (ii) in the case of an Incentive Stock Option or an SAR issued in connection with an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or SAR (or portion thereof) surrendered, over (2) the aggregate purchase price for such Shares under the Option or SAR.

            Section 10.5 Upon a Change in Control, all restrictions upon any shares of Restricted Stock (other than Restricted Stock which is subject to performance related restrictions ("Performance Restricted Stock") and Restricted Stock granted to David W. Johnson) shall lapse immediately and all such shares shall become fully vested in the Participant and shall promptly be delivered to the Participant.

            Section 10.6 (a) Upon a Change in Control, the Participant (other than David W. Johnson) shall (1) become vested in, and restrictions shall lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Stock or Performance Units or (ii) a pro rata portion of such Performance Restricted Campbell Stock based on the portion of the Performance Period that has elapsed to the date of the Change in Control and the aggregate vesting percentage determined pursuant to this clause (ii) shall be applied to vesting first such awards granted the farthest in time preceding the Change in Control (the "Vested Performance Awards") and (2) be entitled to receive (A) in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within thirty (30) days after such Change in Control equal to the product of the then current value of a Performance Unit multiplied by the number of Performance Units which become vested in accordance with this Section
10.6 and (B) in respect of all shares of Performance Restricted Stock which become vested as a result of a Change in Control, the prompt delivery of such shares.

            (b) With respect to any shares of Performance Restricted Stock or Performance Units which do not become vested pursuant to Section 10.6(a) (the "Continuing Awards"), such shares or units (or the proceeds thereof) shall continue to be outstanding for the remainder of the applicable Performance Period (as if such shares or units were the only shares or units granted in respect of each such Performance Period) and subject to the applicable Award Criteria as modified below.

            Section 10.7 Deferred Awards Accounts. (a) Upon a Change in Control, each share of Campbell Stock credited to a Participant's Deferred Award Account shall be converted into cash in an amount equal to the greater of
(a) the Fair Market Value per share of the Campbell Stock or (b) Adjusted Fair Market Value and shall thereafter be credited with interest as provided in
Section 8.2(b) of Article VIII.

            (b) Upon a Participant's termination of employment by the Participant or by his or her employer for any reason (other than for Cause) within two years following a Change in Control, the Company shall pay in a lump sum cash payment the value of his or her Deferred Award Account (together with any interest accrued thereon to the date of payment).

            Section 10.8 Amendment or Termination. (a) This Article X shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

            (b) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

            (c) Following a Change in Control, the Plan shall be amended as necessary to make appropriate adjustments to the Award Criteria for the Continuing Awards for (a) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the achievement of performance goals under the Plan and (b) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and Award Criteria for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

            Section 10.9 Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.


                                   ARTICLE XI
         UNRESTRICTED CAMPBELL STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS

            Section 11.1 Award of Current Campbell Stock to Non-Employee Directors. An award of 200 shares of Campbell Stock (based on Company capitalization on September 23, 1991, and adjusted for any change in such capital structure pursuant to Section 11.2) shall be made on December 1, 1991, to each non-employee director who is elected at the Annual Meeting of Shareowners on November 21, 1991. Thereafter, awards of 200 shares of Campbell Stock shall be made on December 1 of succeeding years to each non-employee director who is elected at subsequent Annual Meetings of Shareowners. Non-employee directors who are not initially elected at an Annual Meeting of Shareowners shall receive a pro rata portion of 200 shares of Campbell Stock within 10 business days of his or her election based on the number of months remaining from date of election until the next Annual Meeting of Shareowners divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

            Section 11.2 Stock Split, Stock Dividend, or Extraordinary Distribution. In the event the number of shares of Campbell Stock is increased at any time after September 23, 1991, by a stock split, by declaration by the Board of a dividend payable only in shares of such stock, or by any other extraordinary distribution of shares, the number of shares granted pursuant to
Section 11.1 shall be proportionately adjusted.

            Section 11.3 Organizational Changes. In the event a merger, consolidation, reorganization, or other change in corporate structure which materially changes the terms or value of the Campbell Stock, the number of shares granted pursuant to Section 11.1 shall be adjusted in such manner as the Board in its sole discretion shall determine to be equitable and consistent with the purposes of this Article XI. Such determination shall be conclusive for all purposes with respect to the grant made in Section 11.1 Such adjustment shall comply with the restriction on amendments set forth in Section 11.6

            Section 11.4 Election by Non-employee Directors to Receive Campbell Stock. Each non-employee director may elect to receive all or a portion (in 10% increments) of the annual cash retainer for Board service and other cash compensation in shares of Campbell Stock, which will be issued quarterly. Such election shall be irrevocable and shall be made at least six months in advance of the date the non-employee director receives the quarterly payment. Only whole numbers of shares will be issued and any fractional shares shall be paid in cash. For purposes of computing the number of shares earned and their taxable value each quarter, the value of each share shall be equal to the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the last business day of the quarter. If a Participant dies prior to payment of all shares earned, the balance due shall be payable in full to the Participant's designated beneficiary under the Director's Retirement Program, or, if none, to the Participant's estate, in cash.

            Section 11.5 No right to Continuance as a director. Neither the action of the Company in establishing the Plan, nor the awarding of current Campbell Stock shall be deemed (i) to create any obligation on the part of the Board to nominate any director for reelection by the Company's shareowners or
(ii) to be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time or at any particular rate of compensation.

            Section 11.6 Amendment. The amount, pricing and timing of unrestricted Campbell Stock Awards set forth in Section 11.1 shall not be amended (including amendments to reflect adjustments pursuant to Section 11.3) more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.


                                  ARTICLE XII
              UNRESTRICTED CAMPBELL STOCK AWARDS FOR KEY EMPLOYEES

            Section 12.1 The Committee may make awards of unrestricted Campbell Stock to Key Employees in recognition of outstanding achievements or as a supplemental award for Key Employees who receive Restricted Stock Awards when Company performance exceeds the established financial goals.

            Section 12.2 Each certificate for unrestricted Campbell Stock shall be registered in the name of the Participant and immediately be delivered to him or her.